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Perficient Announces Acquisition of Inflection Point
Strengthens Agile Software Development Capabilities and Adds Nearshore Delivery Capacity in Mexico

SAINT LOUIS (Sept. 7, 2022) – Perficient, Inc. (Nasdaq: PRFT) (“Perficient”), the leading digital consultancy transforming the world’s largest enterprises and biggest brands, today announced the acquisition of Inflection Point Systems, Inc. (“Inflection Point”), an approximately $15 million revenue software consulting and product development firm with nearshore operations based in Monterrey, Mexico, and headquarters in Columbia, Maryland.

The acquisition is not reflected in existing 2022 revenue or earnings guidance and is expected to be accretive to adjusted earnings per share immediately.

“We're excited to continue to strengthen our nearshore delivery capacity, enhance our digital capabilities, and further expand across Latin America with the strategic acquisition of Inflection Point,” said Jeffrey Davis, Perficient’s Chairman and CEO. “Our multi-shore, fully-integrated, global delivery approach continues to be a key driver of growth, and a compelling differentiator in the market. With the addition of Inflection Point’s award-winning agile software development expertise, we have bolstered our ability to help the world’s biggest brands deliver engaging customer experiences across all touchpoints.”

The acquisition of Inflection Point:
•Strengthens Perficient’s nearshore delivery capabilities and capacity with enhanced agile software design, development, testing and support for customers, accelerating innovation and time to market;
•Broadens Perficient’s solution offerings and expertise across mobile, product development, web content management, e-commerce, security, enterprise search, and digital marketing services;
•Expands Perficient’s presence in Latin America, adding a nearshore software development location in Mexico;
•Adds more than 200 skilled professionals; and
•Brings strategic client relationships with Fortune 1000 customers across several industries, including across financial services, healthcare, education, security, high tech, and hospitality sectors.

Inflection Point CEO Carlos Montemayor joins Perficient in a key leadership role.

“Perficient is well known for its impressive global growth and strategic nearshore delivery expertise across a wide range of technology platforms,” said Montemayor. “For nearly 20 years, Inflection Point’s experienced project teams have been dedicated to delivering excellence for our clients, and we’re excited to join forces with Perficient – a trusted leader in providing end-to-end digital solutions to the world’s leading enterprises.”

About Perficient
Perficient is the leading global digital consultancy. We imagine, create, engineer, and run digital transformation solutions that help our clients exceed customers’ expectations, outpace competition, and grow their business. With unparalleled strategy, creative, and technology capabilities, we bring big thinking and innovative ideas, along with a practical approach to help the world’s largest enterprises and biggest brands succeed. Traded on the Nasdaq Global Select Market, Perficient is a member of the Russell 2000 index and the S&P SmallCap 600 index. For more information, visit www.perficient.com.

Safe Harbor Statement
Some of the statements contained in this news release that are not purely historical statements discuss future expectations or state other forward-looking information related to financial results and business outlook for 2022. Those statements are subject to known and unknown risks, uncertainties, and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on management’s current intent, belief, expectations, estimates, and projections regarding our company and our industry. You should be aware that those statements only reflect our predictions. Actual events or results may differ substantially. Important factors that could cause our actual results to be materially different from the forward-looking statements include (but are not limited to) those disclosed under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2021.